Exhibit 99

            OPTIONABLE INC REPORTS RECORD RESULTS FOR THE 2006 THIRD
                           QUARTER, FIRST NINE MONTHS

Briarcliff Manor, NY (October 25, 2006) ... Optionable, Inc (OTCBB: OPBL), a leading provider of natural gas and other energy derivatives brokerage services, announced today record results from operations for its third quarter and nine months ended September 30, 2006, posting strong gains in revenue, net income and EPS. The Company said that revenues increased 166 percent and 123 percent, respectively, compared to prior year periods, and net income also reached all time highs, increasing 216 percent and 270 percent, respectively, from the prior year periods.

Revenues for the third quarter ended September 30, 2006 were $4.5 million, up from $1.7 million for the third quarter of last year. Net income for the third quarter increased to $2.2 million, up from $694,218 for the third quarter of 2005. Gross profit increased 153 percent to $2.7 million for this year's third quarter compared to $1.1 million for the same period last year. Diluted earnings per common share increased to $0.04 per share, on 51,680,993 diluted shares, for the third quarter of 2006, versus $0.01 per share, on 51,461,963 diluted shares, for the third quarter of 2005.

CEO Kevin Cassidy commented, "It is clear from the recent news headlines that there is increased interest in derivatives trading. And we feel that the best is yet to come for Optionable. Our record results for the third quarter have primarily been achieved through traditional means of service of delivery, voice-brokerage and open outcry. Our electronic platform, OPEX, which we recently introduced, will gain adherents in the energy commodities markets and, ultimately, with other commodities markets. The latest addition to our services offering, OPEX Analytics, enables us to offer a broader variety of solutions to satisfy our clients needs. We certainly would not be where we are without providing consistent, timely, and outstanding quality services to our clients."

For the nine months ended September 30, 2006, Optionable reported that revenues increased to $9.2 million from $4.1 million for the first nine months of last year. Net income for the 2006 first nine months increased to $3.7 million compared to $996,795 for the prior year period. Gross profit increased 156 percent to $5.3 million for the first nine months of this year compared to $2.1 million for the same period last year. Diluted earnings per common share increased to $0.07 per share, on 51,688,736 diluted shares, for this year's nine-month period, versus $0.02 per share, on 51,449,427 diluted shares, for comparable period last year. As of September 30, 2006, the Company had cash and cash equivalents of $4.4 million.

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

About Optionable

Optionable, Inc. is a leading provider of natural gas and other energy derivatives trading and brokerage services, headquartered in Briarcliff Manor, NY. The company provides its services to brokerage firms, financial institutions, energy traders and hedge funds nationwide. In addition to the traditional voice brokerage business, Optionable is developing an automated derivatives trading platform. OPEX is a real-time electronic trade matching and brokerage system designed to improve liquidity and transparency in the energy derivatives market. For more information about Optionable and OPEX please visit www.optionable.com.


Safe Harbor Statement

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with market acceptance of OPEX, our ability to retain key employees, reliance of strategic relationships, intense and increasing competition, concentration of services revenues related to natural gas derivatives, increased governmental regulations as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. Optionable assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

OPEX is a servicemark of Optionable, Inc.

Contact Information:

Rudy Barrio (investors)
Allen & Caron Inc
Tel: 212 691 8087
Email: r.barrio@allencaron.com




                                 -TABLES FOLLOW-















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

                                 OPTIONABLE INC
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)


                                                                 Three Month Ended              Nine Month Ended
                                                                   September 30,                  September 30,
                                                            ----------------------------- ------------------------------
                                                                2006           2005            2006           2005
                                                            -------------- -------------- --------------- --------------

Net revenues                                                  $ 4,526,967    $ 1,700,472     $ 9,237,627    $ 4,137,258
Cost of revenues                                                1,812,087        628,635       3,848,865      2,031,740
                                                            -------------- -------------- --------------- --------------

Gross profit                                                    2,714,880      1,071,837       5,388,762      2,105,518

     Total operating expenses                                     449,315        301,443       1,032,383        899,850
                                                            -------------- -------------- --------------- --------------

     Operating income                                           2,265,565        770,394       4,356,379      1,205,668

Other expense, net                                                (50,440)       (76,176)       (647,798)      (208,873)
                                                            -------------- -------------- --------------- --------------

Net income before income tax                                    2,215,125        694,218       3,708,581        996,795

Income tax                                                        (24,052)             -         (24,052)             -
                                                            -------------- -------------- --------------- --------------

Net income                                                    $ 2,191,073     $  694,218     $ 3,684,529    $   996,795
                                                            ============== ============== =============== ==============

Basic earnings per common share                                     $0.04          $0.01           $0.07          $0.02
                                                            ============== ============== =============== ==============

Diluted earnings per common share                                   $0.04          $0.01           $0.07          $0.02
                                                            ============== ============== =============== ==============

Basic weighted average common shares outstanding               51,474,115     51,406,431      51,429,567     51,406,431
                                                            ============== ============== =============== ==============
Diluted weighted average common shares outstanding             51,680,993     51,461,963      51,688,736     51,449,427
                                                            ============== ============== =============== ==============















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

                                 OPTIONABLE INC
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)


                                                                   September 30,
                                                                       2006
Current Assets:
Cash                                                             $     4,371,620
Accounts receivable, net                                               1,538,545
Other receivables                                                      1,371,952
Other current assets                                                      74,588
                                                                 ---------------
     Total current assets                                              7,356,705

  Other assets                                                           192,895
                                                                 ---------------

     Total assets                                                $     7,549,600
                                                                 ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued expenses                          $     1,703,126

Due to related parties                                                 1,776,207
                                                                 ---------------

     Total liabilities                                                 3,479,333

Stockholders' Equity:                                                  4,070,267
                                                                 ---------------
     Total liabilities and stockholders' equity                  $     7,549,600
                                                                 ===============



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